Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-41152, No. 33-52147 and No. 333-30395 on Form S-
8 and Registration Statement No. 33-51363 and No. 333-32821 on Form S-3 of CalEnergy Company, Inc. of our reports dated February 12, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of CalEnergy Company, Inc. for the year ended December 31, 1997.






DELOITTE & TOUCHE L.L.P.

Omaha, Nebraska
March 27, 1998